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                                 EXHIBIT 23.6
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            [LETTERHEAD OF DANIELSON ASSOCIATES INC. APPEARS HERE]


                     CONSENT OF DANIELSON ASSOCIATES INC.

     We hereby consent to to the reference in the Joint Proxy Statement/ Prospectus forming a part of Registration Statement No. 333-58373 on Form S-4 of Susquehanna Bancshares, Inc. to our opinion, dated August 10, 1998, and to our firm, respectively, and to the inclusion of such opinion as an annex to the Joint Proxy Statement/Prospectus as part of Registration Statement No. 333-58373 and to the incorporation by reference in this Registration Statement of Susquehanna Bancshares, Inc. on Form S-4 pursuant to Rule 462(b).

We further consent to the incorporation by reference of this consent into an additional Registration Statement on Form S-4 pursuant to Rule 462(b) in connection with the registration of additional shares of Susquehanna Bancshares, Inc. Common Stock, if any, in accordance with Schedule 1.2 of the First Capitol Merger Agreement.

                                       DANIELSON ASSOCIATES INC.

                                       By: /s/ Jonathan D. Holtaway
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                                          Jonathan D. Holtaway
                                          Senior Vice President

Rockville, Maryland
December 14, 1998